EXHIBIT 1

                             JOINT FILING STATEMENT

                     STATEMENT PURSUANT TO RULE 13D-1(K)(1)

     The  undersigned  hereby  consent  and agree to file a joint  statement  on
Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to shares of common stock of Entrada Software, Inc. beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement Pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

                                        Aztore Holdings, Inc.


Dated: February 13, 2002                By: /s/ Michael S. Williams
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                                            Michael S. Williams


Dated: February 13, 2002                    /s/ Michael S. Williams
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                                            Michael S. Williams